Exhibit 1.1

NOCERA, INC.

UNDERWRITING AGREEMENT

1,880,000 Firm Units

August 10, 2022

SPARTAN CAPITAL SECURITIES, LLC

REVERE SECURITIES LLC

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o Spartan Capital Securities, LLC

45 Broadway, 19th Floor

New York, New York 10006

Ladies and Gentlemen:

Nocera, Inc., a Nevada corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters,” or each, an “Underwriter”), for whom Spartan Capital Securities, LLC (“Spartan Capital”) and Revere Securities LLC are acting as joint representatives (the “Representatives”), an aggregate of 1,880,000 units (the “Firm Units”), with each unit consisting of one share of common stock, par value $0.001 per share (the “Common Stock”) of the Company (the “Firm Shares”), and a warrant to purchase two shares of Common Stock, at an exercise price of $3.85 per share and with a term of five (5) years (the “Firm Warrants”). The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 4 hereof, in the aggregate, up to 282,000 additional shares of Common Stock representing 15% of the Firm Shares sold in the offering from the Company (the “Option Shares”) and/or up to 282,000 additional warrants to purchase an aggregate of an additional 564,000 shares of Common Stock, representing 15% of the Firm Warrants sold in the offering from the Company (the “Option Warrants” and together with the Option Shares, the “Option Securities”). The Firm Warrants and the Option Warrants are also sometimes referred together or separately as the “Warrants.”

The Common Stock and the Warrants are hereinafter collectively referred to as “Units,” and the Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares,” and together with the Firm Warrants, the shares of Common Stock issuable upon exercise of the Firm Warrants, the Option Warrants, the shares of Common Stock issuable upon exercise of the Option Warrants, the Underwriter Warrants (as defined below) and the Underwriter Warrant Shares (as defined below) are hereinafter collectively referred to as the “Securities.” The Firm Warrants and the Option Warrants, if any, shall be issued pursuant to, and shall have the rights and privileges set forth in, a warrant agent agreement, dated on or before the Closing Date (the “Warrant Agreement”), between the Company and Mountain Share Transfer, LLC, as warrant agent (or any successor, the “Warrant Agent”). The Units will not be issued or certificated. The Common Stock and Warrants that are part of a Unit are immediately separable and will be issued separately but will be purchased together in this offering.

The Firm Warrants, the Option Warrants, the Warrant Agreement and Underwriter Warrants are collectively referred to as the “Transaction Documents.”

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The Company and the several Underwriters hereby confirm their agreement as follows:

1.                  Registration Statement and Prospectus.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement covering the Securities on Form S-1 (File No. 333-264059) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, including a preliminary prospectus relating to the Securities and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this Agreement. Such registration statement, as amended (including any post effective amendments), has been declared effective by the Commission. Such registration statement, including amendments thereto (including post effective amendments thereto) and all documents and information deemed to be a part of the Registration Statement through incorporation by reference or otherwise at the time of effectiveness thereof (the “Effective Time”), the exhibits and any schedules thereto at the Effective Time or thereafter during the period of effectiveness and the documents and information otherwise deemed to be a part thereof or included therein by the Securities Act or otherwise pursuant to the Rules and Regulations at the Effective Time or thereafter during the period of effectiveness, is herein called the “Registration Statement.” If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement. Any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act is hereinafter called a “Preliminary Prospectus.” The Preliminary Prospectus relating to the Securities that was included in the Registration Statement immediately prior to the pricing of the offering contemplated hereby is hereinafter called the “Pricing Prospectus.”

The Company is filing with the Commission pursuant to Rule 424(b) under the Securities Act a final prospectus covering the Securities, which includes the information permitted to be omitted therefrom at the Effective Time by Rule 430A under the Securities Act. Such final prospectus, as so filed, is hereinafter called the “Final Prospectus.” The Final Prospectus, the Pricing Prospectus and any Preliminary Prospectus in the form in which they were included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Prospectus.” Reference made herein to any Preliminary Prospectus, the Pricing Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commissions thereunder, incorporated by reference in such Preliminary Prospectus or the Final Prospectus, as the case may be.

The Commission has not notified the Company of any objection to the use of the form of Registration Statement or any post-effective amendment thereto.

2.                  Representations and Warranties of the Company Regarding the Offering.

(a)      The Company represents and warrants to, and agrees with, the Underwriters, as of the date hereof, as of the Closing Date (as defined in Section 4(d) below) and as of each Option Closing Date (as defined in Section 4(b) below), as follows:

(i)                 No Material Misstatements or Omissions. At each time of effectiveness, at the date hereof, at the Closing Date, and at each Option Closing Date, if any, the Registration Statement and any post-effective amendment thereto complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not, does not, and will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Disclosure Package (as defined in Section 2(a)(iv)(A)(1) below) as of 4:30 p.m. (Eastern time) (the “Applicable Time”) on the date hereof, at the Closing Date and on each Option Closing Date, if any, and the Final Prospectus, as amended or supplemented, as of its date, at the time of filing pursuant to Rule 424(b) under the Securities Act, at the Closing Date and at each Option Closing Date, if any, and any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Disclosure Package, did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Disclosure Package or any Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(g). The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations. No order preventing or suspending the effectiveness or use of the Registration Statement, or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

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(ii)              Marketing Materials. The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Securities other than the Time of Sale Disclosure Package, any Testing-the-Waters Communications, and the roadshow or investor presentations delivered to and approved by the Representatives for use in connection with the marketing of the offering of the Securities (the “Marketing Materials”).

(iii)            Testing-the-Waters Communications. The Company (i) has not alone engaged in any Testing-the-Waters Communication in connection with the offering contemplated hereby other than Testing the Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in any Testing-the-Waters Communication in connection with the offering contemplated hereby. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act (“Written Testing-the-Waters Communications”) other than those previously provided to the Underwriters and listed on Schedule IV. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. Each Written Testing-the-Waters Communication did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of Shares will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(iv)             Accurate Disclosure. (A) The Company has provided a copy to the Underwriters of each Issuer Free Writing Prospectus (as defined below) used in the sale of Securities. The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission. When taken together with the rest of the Time of Sale Disclosure Package or the Final Prospectus, no Issuer Free Writing Prospectus, as of its issue date and at all subsequent times though the completion of the public offer and sale of the Securities, has, does or will include (1) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Final Prospectus. The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(g). As used in this paragraph and elsewhere in this Agreement:

(1)       “Time of Sale Disclosure Package” means the Prospectus most recently filed with the Commission before the time of this Agreement, including any preliminary prospectus supplement deemed to be a part thereof, each Issuer Free Writing Prospectus, and the description of the transaction provided by the Underwriters included on Schedule II.

(2)       “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(B)       At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C)       Each Issuer Free Writing Prospectus listed on Schedule III satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

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(v)           Financial Statements. The financial statements of the Company, together with the related notes and schedules, included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Rules and Regulations, and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved. No other financial statements or schedules are required under the Securities Act, the Exchange Act, or the Rules and Regulations to be included in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

(vi)          Independent Accountants. To the Company’s knowledge, Centurion ZD CPA & Co., which has expressed its opinion with respect to the financial statements and schedules included as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, is an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(vii)        Accounting and Disclosure Controls. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language (if any) included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the date of the latest audited financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting adversely. As used in this Agreement, the term “subsidiary” or “subsidiaries” means Xin-Feng Construction Company, Ltd., a Taiwan limited liability company and variable interest entity of the Company (“XFC”), Grand Smooth Inc Limited, a Hong Kong limited liability company, and Guizhou Grand Smooth Technology Ltd., a People’s Republic of China corporation.

As disclosed in the Registration Statement, the Company maintains disclosure controls and procedures, (as defined under Rules 13a-15(e) under the Exchange Act), that have been designed to ensure that material information relating to the Company and any subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are not effective as of December 31, 2021.

(viii)           Forward-Looking Statements. The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus or the Marketing Materials.

(ix)              Statistical and Marketing-Related Data. All statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, or included in the Marketing Materials, are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

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(x)             Trading Market. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is approved for listing on the Nasdaq Capital Market (the “Nasdaq”). To the Company’s knowledge, there is no action pending by Nasdaq to delist the Common Stock from Nasdaq, nor has the Company received any notification that Nasdaq is contemplating terminating such listings. When issued, the Shares will be listed on Nasdaq. The Company has taken all actions it deems reasonably necessary or advisable to take on or prior to the date of this Agreement to assure that it will be in compliance in all material respects with all applicable corporate governance requirements set forth in the rules of Nasdaq that are then in effect and will take all action it deems reasonably necessary or advisable to assure that it will be in compliance in all material respects with other applicable corporate governance requirements set forth in the Nasdaq rules not currently in effect upon and all times after the effectiveness of such requirements.

(xi)            Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xii)           Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

3.                  Representations and Warranties Regarding the Company.

(a)               The Company represents and warrants to, and agrees with, the several Underwriters, as of the date hereof and as of the Closing Date and as of each Option Closing Date, if any, as follows:

(i)                Good Standing. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or formation. Each of the Company and its subsidiaries, and to its knowledge, XFC, has the power and authority (corporate or otherwise) to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation or other entity in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary, except where the failure to so qualify would not have or be reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement, the Warrants or the Warrant Agreement (“Material Adverse Effect”).

(ii)              Authorization. The Company has the power and authority to enter into this Agreement, the Firm Warrants, the Option Warrants, the Warrant Agreement and Underwriter Warrants and to authorize, issue and sell the Securities as contemplated by this Agreement, the Firm Warrants, the Option Warrants, the Warrant Agreement and Underwriter Warrants. Each of this Agreement, the Warrants, the Option Warrants, the Warrant Agreement and the Underwriter Warrants has been duly authorized by the Company, and when executed and delivered by the Company, will constitute the valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(iii)            Issuance of Securities. The shares of Common Stock issuable upon the exercise of the Firm Warrants, Option Warrants, and Underwriter Warrants (the “Underwriter Warrant Shares”), are duly authorized for issuance and sale pursuant to this Agreement and the Transaction Documents, when issued, paid for and delivered upon due exercise of the Firm Warrants, Option Warrants, and Underwriter Warrants, as applicable, will be duly and validly issued, fully paid and non-assessable, free and clear of any lien, charge, pledge, security interest, encumbrance, right of first refusal, registration right, preemptive right or other restriction imposed by the Company or to which the Company is obligated. The holders of the Securities will not be subject to personal liability by reason of being such holders. The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. When issued, the Option Securities will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the exercise price therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and the Option Securities are enforceable against the Company in accordance with their terms; provided, however, that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered a proceeding in equity or at law). The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

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(iv)            Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times from its duly authorized capital stock, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue (A) Option Shares upon exercise of the Over-allotment Option (as defined below), and (b) shares of Common Stock issuable upon exercise of outstanding Firm Warrants, Underwriter Warrants, and Option Warrants, if any.

(v)              Contracts. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the execution, delivery and performance of this Agreement, the Warrant Agreement and the Underwriter Warrants and the consummation of the transactions herein contemplated will not (A) result in a material breach or material violation of any of the terms and provisions of, or constitute a default under, any law, order, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected or (B) conflict with, result in any material violation or material breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) (a “Default Acceleration Event”) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or material obligation or other material understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent that such conflict, default, or Default Acceleration Event not reasonably likely to result in a Material Adverse Effect, or (C) result in a material breach or material violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or by-laws.

(vi)            No Violations of Governing Documents. Neither the Company nor any of its subsidiaries is in violation, breach or default under its certificate of incorporation, by-laws or other equivalent organizational or governing documents.

(vii)          Consents. No consents, approvals, orders, authorizations or filings are required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the Transaction Documents, and the issue and sale of the Securities, except (A) the registration under the Securities Act of the Securities, which has been deemed effective by the Commission, (B) the necessary filings and approvals from Nasdaq to list the Shares, which approvals have been received, (C) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Securities by the several Underwriters, and (D) such consents, approvals, orders, authorizations and filings the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(viii)        Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws and conform to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All of the issued shares of capital stock or equity interests, as applicable, of each subsidiary of the Company, other than XFC, have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, are owned, directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. Except for the issuances of warrants and preferred stock in the ordinary course of business and described in the Prospectus, since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company.

(ix)            Taxes. Each of the Company and its subsidiaries, other than XFC, has (a) filed all foreign, federal, state and local tax returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and (b) paid all taxes (as hereinafter defined) shown as due and payable on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary (except where the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect). The provisions for taxes payable, if any, shown on the financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. To the Company’s knowledge, no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiaries, other than XFC, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its subsidiaries that would be reasonably likely to result in a Material Adverse Effect. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

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(x)            Material Change. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, (a) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding warrants or preferred stock, upon the conversion of outstanding shares of preferred stock or other convertible securities or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (d) there has not been any material change in the Company’s long-term or short-term debt, and (e) there has not been the occurrence of any Material Adverse Effect.

(xi)           Absence of Proceedings. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there is not pending nor, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect.

(xii)          Permits. The Company and each of its subsidiaries, and to the Company’s knowledge, XFC, holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement and the Warrant Agreement.

(xiii)        Good Title. The Company and each of its subsidiaries, and to the Company’s knowledge, XFC, have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus and those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company and its subsidiaries, and to the Company’s knowledge, XFC, is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries.

(xiv)         Intellectual Property. The Company and each of its subsidiaries owns, and to the Company’s knowledge, XFC, or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. To the knowledge of the Company, no action or use by the Company or any of its subsidiaries, involves or gives rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries, and to the Company’s knowledge, XFC, have received any notice alleging any such infringement or fee. To the Company’s knowledge, none of the technology employed by the Company or any subsidiary, has been obtained or is being used by the Company or such subsidiary in violation of any contractual obligation binding on the Company or such subsidiary or, to the Company’s knowledge, any of the officers, directors or employees of the Company or any subsidiary, or, to the Company’s knowledge, otherwise in violation of the rights of any persons, except in each case for such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(xv)           Employment Matters. There is (A) no unfair labor practice complaint pending against the Company, or any of its subsidiaries, and to the Company’s knowledge, XFC, nor to the Company’s knowledge, threatened against it or any of its subsidiaries, before any foreign labor relations board, and (B) no labor disturbance by the employees of the Company or any of its subsidiaries, and to the Company’s knowledge, XFC, exists or, to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries, and to the Company’s knowledge, XFC, principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

(xvi)         ERISA Compliance.  No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its subsidiaries, and to the Company’s knowledge, XFC, which would reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company or any of its subsidiaries, and to the Company’s knowledge, XFC, is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its subsidiaries, and to the Company’s knowledge, XFC, have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company or any of its subsidiaries, and to the Company’s knowledge, XFC, would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(xvii)      Environmental Matters. The Company and its subsidiaries, and to the Company’s knowledge, XFC, are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries, and to the Company’s knowledge, XFC (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable), upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge.

(xviii)     SOX Compliance. The Company has taken all actions it deems reasonably necessary or advisable to take on or prior to the date of this Agreement to assure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof. (the “Sarbanes-Oxley Act”) that are then in effect and will take all action it deems reasonably necessary or advisable to assure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon it and at all times after the effectiveness of such provisions.

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(xix)         Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. “Governmental Entity” shall be defined as any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (whether foreign or domestic) having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.

(xx)           Foreign Corrupt Practices Act. Neither the Company, any of its subsidiaries, and to the Company’s knowledge, XFC, nor any director or officer of the Company or any subsidiary, nor, to the knowledge of the Company, any employee, Representatives, agent, affiliate of the Company or any of its subsidiaries or any other person acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxi)         OFAC. Neither the Company, any of its subsidiaries, and to the Company’s knowledge, XFC, nor any director or officer of the Company or any subsidiary, nor, to the knowledge of the Company, any employee, Representatives, agent or affiliate of the Company or any of its subsidiaries or any other person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxii)      Insurance. The Company and each of its subsidiaries, and to the Company’s knowledge, XFC, carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(xxiii)    Books and Records. The minute books of the Company and each of its subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books of the Company and each of its subsidiaries, and to the Company’s knowledge, XFC, (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company (or analogous governing bodies and interest holders, as applicable), and each of its subsidiaries since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(xxiv)     No Undisclosed Contracts. There is no Contract or document required by the Securities Act or by the Rules and Regulations to be described in the Registration Statement, the Time of Sale Disclosure Package or in the Final Prospectus or to be filed as an exhibit to the Registration Statements which is not so described or filed therein as required; and all descriptions of any such Contracts or documents contained in the Registration Statement, the Time of Sale Disclosure Package and in the Final Prospectus are accurate and complete descriptions of such documents in all material respects. Other than as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, no such Contract has been suspended or terminated for convenience or default by the Company or any subsidiary party thereto or any of the other parties thereto, and neither the Company nor any of its subsidiaries, and to the Company’s knowledge, XFC, has received notice, and the Company has no knowledge, of any such pending or threatened suspension or termination.

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(xxv)       No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, and to the Company’s knowledge, XFC, on the one hand, and the directors, officers, shareholders (or analogous interest holders), customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus and which is not so described.

(xxvi)     Insider Transactions. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its subsidiaries, and to the Company’s knowledge, XFC, to or for the benefit of any of the officers or directors of the Company, any of its subsidiaries or any of their respective family members. All transactions by the Company with office holders or control persons of the Company have been duly approved by the board of directors of the Company, or duly appointed committees or officers thereof, if and to the extent required under applicable law.

(xxvii)   No Registration Rights. No person or entity has the right to require registration of Common Stock or other securities of the Company or any of its subsidiaries within 180 days of the date hereof because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. There are no persons with registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.

(xxviii)   Continued Business. No supplier, customer, distributor or sales agent of the Company or any subsidiary, and to the Company’s knowledge, XFC, has notified the Company or any subsidiary that it intends to discontinue or decrease the rate of business done with the Company or any subsidiary, except where such discontinuation or decrease has not resulted in and could not reasonably be expected to result in a Material Adverse Effect.

(xxix)     No Finder’s Fee. There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to any Underwriter or the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriter’s compensation, as determined by FINRA.

(xxx)      No Fees. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

(xxxi)     Proceeds. None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(xxxii)   No FINRA Affiliations. To the Company’s knowledge, no (i) officer or director of the Company or its subsidiaries, (ii) owner of 5% or more of any class of the Company’s securities or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member. The Company will advise the Representatives and counsel to the Underwriters if it becomes aware that any officer, director of the Company or its subsidiaries or any owner of 5% or more of any class of the Company’s securities is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(xxxiii)   No Financial Advisor. Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

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(xxxiv)    Certain Statements. The statements set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects, and under the caption “Description of Securities” insofar as they purport to constitute a summary of (i) the terms of the Company’s outstanding securities, (ii) the terms of the Securities, and (iii) the terms of the documents referred to therein, are accurate, complete and fair in all material respects.

(xxxv)      Prior Sales of Securities. Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding preferred stock, options, rights or warrants or other outstanding convertible securities.

(b)               Any certificate signed by any officer of the Company and delivered to the Representatives on behalf of the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

4.                  Purchase, Sale and Delivery of Securities.

(a)               On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Units to the several Underwriters, and the several Underwriters agree, severally and not jointly, to purchase the Firm Units set forth opposite the names of the Underwriters in Schedule I hereto. The purchase price for each Firm Unit shall be $3.50 per Unit, which purchase price will be allocated as $3.25 per Firm Share and $0.25 per Firm Warrant.

(b)               The Company hereby grants to the Underwriters, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the option (the “Over-allotment Option”) to purchase, severally and not jointly, in the aggregate, up to 282,000 additional shares of Common Stock representing 15% of the Firm Shares sold in the offering from the Company and/or up to 282,000 additional Warrants to purchase an aggregate of up to an additional 564,000 shares of Common Stock, representing 15% of the Firm Warrants sold in the offering from the Company. The purchase price to be paid per Option Share shall be equal to the price per Firm Share set forth in Section 4(a) hereof and the purchase price to be paid per Option Warrant shall be equal to the price per Firm Warrant set forth in Section 4(a) hereof. The Over-allotment Option is, at the Underwriters’ sole discretion, for Option Shares and Option Warrants together, solely Option Shares, solely Option Warrants, or any combination thereof. This Over-allotment Option may be exercised by the Underwriters at any time and from time to time on or before the forty-fifth (45th) day following the date hereof, by written notice to the Company (the “Option Notice”). The Option Notice shall set forth the aggregate number of Option Shares and/or Option Warrants as to which the option is being exercised, and the date and time when the corresponding Option Securities are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the first business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless the Company and the Underwriter otherwise agree. If the Underwriters elect to purchase less than all of the Option Securities which the Underwriters are entitled to purchase pursuant to this Agreement, the Company agrees to sell to the Underwriters the number of Option Shares and/or Option Warrants obtained by multiplying the number of Option Shares or Option Warrants, as applicable, specified in such notice by a fraction, the numerator of which is the number of Firm Units set forth opposite the names of the Underwriters in Schedule I hereto under the caption “Number of Firm Units to be Purchased” and the denominator of which is the total Number of Firm Units to be Purchased set forth in Schedule I.

(c)               Payment of the purchase price for and delivery of the Option Securities shall be made on an Option Closing Date in the same manner and at the same office as the payment for the Firm Units as set forth in subparagraph (d) below.

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(d)               The Firm Shares and Firm Warrants will be delivered by the Company to the Representatives, for the respective accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Spartan Capital Securities, LLC, 45 Broadway, 19th Floor, New York, NY 10006, or such other location as may be mutually acceptable, at 9:00 a.m. Eastern Time, on the third (or if the Firm Shares and Firm Warrants are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as the Representatives and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Option Securities, at such date and time set forth in the Option Notice. The time and date of delivery of the Firm Shares and Firm Warrants is referred to herein as the “Closing Date.” On the Closing Date, the Company shall deliver the Firm Shares and Firm Warrants which shall be registered in the name or names and shall be in such denominations as the Representatives may request on behalf of the Underwriters at least one (1) business day before the Closing Date, to the respective accounts of the several Underwriters, which delivery shall with respect to the Firm Shares, be made through the facilities of the Depository Trust Company’s DWAC system.

(e)               It is understood that the Representatives has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Units and Option Securities the Underwriters have agreed to purchase. The Representatives, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or any Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f)                On the Closing Date and Option Closing Date, as applicable, the Company shall issue to Spartan Capital (and/or it’s designee(s)), warrants (the “Underwriter Warrants”), in form and substance acceptable to Spartan Capital, for the purchase of an aggregate of 94,000 shares of Common Stock, representing 5.0% of the number of (i) Firm Shares included in the Firm Units sold in the offering and (ii) Option Shares sold pursuant to Section 4(b) hereof, all of which shall be registered in the name or names and shall be in such denominations as Spartan Capital may request at least one (1) business day before the Closing Date or Option Closing Date, as applicable, and shall be exercisable, in whole or in part, commencing on the Effective Date and expiring on the five-year anniversary of the Effective Date at an initial exercise price per Common Share of $3.85, which is equal to 110.0% of the initial public offering price of the Firm Units. The Underwriter Warrants shall include cashless exercise provisions and piggyback registration rights. Spartan Capital understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Underwriter Warrants and the Underwriter Warrant Shares during the one hundred eighty (180) days after the Effective Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Underwriter Warrants or the Underwriter Warrant Shares, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the Effective Date to anyone other than (i) an Underwriter or a selected dealer in connection with the offering, or (ii) a bona fide officer or partner of Spartan Capital or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

5.                  Covenants.

(a)               The Company covenants and agrees with the Underwriters as follows:

(i)              The Company shall prepare the Final Prospectus in a form approved by the Representatives and file such Final Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules and Regulations.

(ii)             During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Representatives the Final Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company shall furnish to the Representatives for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives reasonably objects.

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(iii)            From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A or 430C as applicable, under the Securities Act and will use its best efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

(iv)             (A) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Final Prospectus. If during the Prospectus Delivery Period any event occurs the result of which would cause the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) to include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representatives or counsel to the Underwriters to amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act, the Company will promptly notify the Representatives, allow the Representatives the opportunity to provide reasonable comments on such amendment, prospectus supplement or document, and will amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(B)       If at any time during the Prospectus Delivery Period there occurred or occurs an event or development the result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Prospectus or included or would include, when taken together with the Time of Sale Disclosure Package, an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(v)              The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as the Representatives reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(vi)             The Company will furnish to the Underwriters and counsel to the Underwriters copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

(vii)          The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

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(viii)        The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities (including all fees and expenses of the registrar and transfer agent of the Securities, and the cost of preparing and printing stock certificates and warrant certificates), (B) all reasonable expenses and reasonable fees (including, without limitation, reasonable fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, (C) all filing fees and reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Representatives shall designate, (D) the reasonable filing fees and reasonable fees and disbursements of counsel to the Underwriters incident to any required review and approval by FINRA, of the terms of the sale of the Securities, (F) listing fees, if any, (G) reasonable costs of background checks of the Company’s officers, directors and other key employees, (H) reasonable fees and expenses of the Representatives in incurred in connection with a “road show”, if any, including reasonable costs for transportation and lodging of Representatives personnel participating in and facilitating any such “road show”, and (I) all other reasonable costs and reasonable expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. The Company will reimburse the Representatives for the Underwriters’ reasonable out-of-pocket expenses, including legal fees and disbursements, in connection with the purchase and sale of the Securities contemplated hereby up to an aggregate of $175,000 (including amounts payable pursuant to clauses (C) and (D) above). If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 4, Section 6 or Section 9, the Company will reimburse the Representatives, up to an aggregate of $30,000, for all out-of-pocket disbursements (including, but not limited to, reasonable fees and disbursements of counsel, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Firm Units or in contemplation of performing its obligations hereunder. In addition, the Company will reimburse the Representatives for reasonable costs incurred for the use of a third-party electronic road show service. Notwithstanding the foregoing, any amounts paid or payable under this Section 5(a)(viii) in no way limits or impairs the indemnification and contribution obligations set forth in Section 7 hereof and any advance received by the Representative will be reimbursed to the Company to the extent not actually incurred in compliance with FINRA Rule 5110(g)(4)(A).

(ix)            The Company intends to apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the heading “Use of Proceeds.”

(x)            The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally, and not jointly, represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule IV. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

(xi)          The Company hereby agrees that, without the prior written consent of the Representatives, it will not, during the period ending eighteen (18) months after the date hereof (“Lock-Up Period”), (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (iv) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank. The restrictions contained in the preceding sentence shall not apply to (1) the Securities to be sold hereunder, (2) the issuance of Common Stock upon the exercise of options or warrants or the conversion of outstanding preferred stock or other outstanding convertible securities disclosed as outstanding in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package, and the Final Prospectus, (3) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units or shares of Common Stock do not vest during the Lock-Up Period pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package, and the Final Prospectus, provided that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (4) the filing of a Registration Statement on Form S-8 or any successor form thereto, provided that shares registered on such Form S-8 do not exceed 2% of the Firm Shares and Option Shares sold hereunder, and (5) the issuance of unregistered securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising more than $500,000 in capital or to an entity whose primary business is investing in securities.

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(xii)        The Company hereby agrees, during a period of three (3) years from the effective date of the Registration Statement, to furnish to the Underwriter copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Underwriters as soon as reasonably practicable upon availability, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, that any information or documents available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System shall be considered furnished for purposes of this Section 5(a)(xiv).

(xiii)       The Company hereby agrees to engage and maintain, at its expense, (a) a registrar and transfer agent for the Common Stock and (b) a registrar and transfer agent for the Warrants.

(xiv)        The Company hereby agrees to use its reasonable best efforts to obtain approval to list the Common Stock, including the Shares, on Nasdaq and to maintain the listing thereof on Nasdaq.

(xv)         Until the later of (i) three (3) years after the date of this Agreement and (ii) the expiration date of the Warrants (or the date that all of the Warrants have been exercised), the Company shall use its best efforts to cause the Registration Statement to remain effective with a current prospectus and to maintain the registration of the Common Stock and of the Warrants under the Exchange Act. During such period, the Company shall not deregister the Common Stock under the Exchange Act without the prior written consent of the Representatives.

(xvi)        The Company hereby agrees not to take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(xvii)       If the Company consummates any public or private offering, capital raising transaction or other financing of any kind (a “Tail Financing”) during the 12-month period following May 8, 2022 (or, if that certain letter agreement, dated November 8, 2021, between the Company and Spartan Capital (the “Engagement Letter”), is earlier terminated, such earlier date) (the “Tail Term”), to the extent any such Tail Financing is provided to the Company, in whole or in part, by investors whom Spartan Capital had contacted or introduced to the Company (“Spartan Contacts”) during the Tail Term, then the Company shall, in connection with each Tail Financing during the Term, (i) pay to the Spartan Capital a cash fee, or as to an underwritten offering an underwriting discount, equal to 8.0% of the aggregate gross proceeds raised from Spartan Contacts (and if a Tail Financing includes an over-allotment option or other additional investment component, 8.0% of the aggregate gross proceeds of such proportional number of shares of Common Stock attributable to Representatives Contacts participating in such Tail Financing and sold pursuant to such over-allotment option or other investment component) and (ii) issue to Spartan Capital or its designees warrants (“Tail Warrants”) to purchase that number of shares of Common Stock equal to 5.0% of the aggregate number of shares of Common Stock (or Common Stock equivalents, if applicable) placed or sold to, or received by, Spartan Contacts (and if a Tail Financing includes an over-allotment option or other additional investment component, Tail Warrants equal to 5.0% of such proportional number of shares of Common Stock attributable to Spartan Contacts participating in such Tail Financing and sold pursuant to such over-allotment option or other investment component). The Tail Warrants shall be in a customary form reasonably acceptable to Spartan Capital, have a term of five (5) years, contain cashless exercise provisions and piggyback registration rights, and have an exercise price equal to 110% of the offering price per share (or unit, if applicable) in the applicable Tail Financing and if such offering price is not available, the market price of the common stock or other securities offered on the date a Tail Financing is commenced (the “Tail Offer Price”). If Tail Warrants are issued to investors in a Tail Financing, the Tail Warrants shall have the same terms as the warrants issued to investors in the applicable Tail Financing, except that such Tail Warrants shall have an exercise price equal to 110% of the Tail Offer Price.

(xviii)      Until the 12-month anniversary the Closing Date, if the Company (a) decides to dispose of or acquire business units or acquire any of its outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, including, without limitation, an extraordinary dividend or distributions or a spin-off or split-off, and the Company decides to retain a financial advisor for such transaction, Spartan Capital (or any affiliate designated by Spartan Capital) shall have the right to act as the Company’s exclusive financial advisor for any such transaction; or (b) decides to finance or refinance any indebtedness using a manager or agent, Spartan Capital (or any affiliate designated by Spartan Capital) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (c) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities using an underwriter or placement agent, Spartan Capital (or any affiliate designated by Spartan Capital) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If Spartan Capital or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature and the provisions of the Engagement Letter, including indemnification, which are appropriate to such a transaction.

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6.                  Conditions of the Underwriter’s Obligations. The respective obligations of the several Underwriters hereunder to purchase the Securities are subject to the accuracy, as of the date hereof and at all times through the Closing Date, and on each Option Closing Date (as if made on the Closing Date or such Option Closing Date, as applicable), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a)               If filing of the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Final Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened by the Commission; any request of the Commission or the Representatives for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the satisfaction of the Representatives.

(b)               The Common Stock shall be approved for listing on Nasdaq, subject to official notice of issuance and satisfactory evidence thereof shall have been provided to the Representatives and its counsel.

(c)               FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d)               The Representatives shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which the Representatives reasonably considers material, or omits to state a fact which the Representatives reasonably considers material and is required to be stated therein or necessary to make the statements therein not misleading.

(e)               On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(f)                On the Closing Date and on each Option Closing Date, there shall have been furnished to the Representatives on behalf of the Underwriters the opinion and negative assurance letters of Carmel, Milazzo & Feil LLP, counsel to the Company, each dated the Closing Date or the Option Closing Date, as applicable, and each addressed to the Underwriters, each in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit C.

(g)               The Underwriters shall have received a letter of Centurion ZD CPA & Co., on the date hereof and on the Closing Date and on each Option Closing Date, addressed to the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters required by the Underwriters.

(h)                 On the Closing Date and on each Option Closing Date, there shall have been furnished to the Underwriters an officer’s certificate substantially in the form required by Exhibit D attached hereto, dated the Closing Date and on each Option Closing Date and addressed to the Underwriters, signed by the chief executive officer of the Company, in his capacity as an officer of the Company.

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(i)                On or before the date hereof, the Representatives shall have received duly executed lock-up agreement (each a “Lock-Up Agreement”) in the form set forth on Exhibit A hereto, by and between the Representatives and each of the parties specified in Schedule V.

If the Representatives, in its sole discretion, agrees to release or waive the restrictions set forth in the Lock-Up Agreement for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(j)               On the Closing Date, the Representatives shall have received a copy of the Warrant Agreement duly executed and delivered by each of the Company and the Warrant Agent.

(k)             On the Closing Date and on each Option Closing Date, there shall have been furnished to the Underwriters a secretary’s certificate substantially in the form required by Exhibit E attached hereto, dated the Closing Date and on each Option Closing Date and addressed to the Underwriters, signed by the secretary of the Company, in his capacity as an officer of the Company.

(l)            On the Closing Date and on each Option Closing Date, there shall have been furnished to the Underwriters a chief financial officer’s certificate substantially in the form required by Exhibit F attached hereto, dated the Closing Date and on each Option Closing Date and addressed to the Underwriters, signed by the secretary of the Company, in his capacity as an officer of the Company.

(m)              The Company shall have furnished to the Representatives and its counsel such additional documents, certificates and evidence as the Representatives and its counsel may have reasonably requested.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Date or on the Option Closing Date, as applicable, and such termination shall be without liability of any party to any other party, except that Section 5(a)(viii), Section 5(a)(xviii), Section 5(a)(xix), Section 7 and Section 8 shall survive any such termination and remain in full force and effect.

7.                  Indemnification and Contribution.

(a)               The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates, directors and officers and employees, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such Underwriter or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, any Written Testing-the-Waters Communications, any Prospectus, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or the Marketing Materials or in any other materials used in connection with the offering of the Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iv) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, any Written Testing-the-Waters Communications, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(g).

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(b)               Each Underwriter, severally and not jointly, will indemnify, defend and hold harmless the Company, its directors and each officer of the Company who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(g), and will reimburse such party for any legal or other expenses reasonably incurred by such party in connection with evaluating, investigating, and defending against any such loss, claim, damage, liability or action. The obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount applicable to the Securities to be purchased by such Underwriter hereunder actually received by such Underwriter.

(c)               Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 7, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

(d)               The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(e)               If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering and sale of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount of the of the underwriting discount applicable to the Securities to be purchased by such Underwriter hereunder actually received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting commitments and not joint.

(f)                The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of each Underwriter under this Section 7 shall be in addition to any liability that each Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company and its officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(g)               For purposes of this Agreement, each Underwriter severally confirms, and the Company acknowledges, that there is no information concerning such Underwriter furnished in writing to the Company by such Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, other than the statement set forth in the last paragraph on the cover page of the Prospectus, the marketing and legal names of each Underwriter, and the statements set forth in the “Underwriting” section of the Registration Statement, the Time of Sale Disclosure Package, and the Final Prospectus only insofar as such statements relate to the amount of selling concession and re-allowance, if any, or to over-allotment, stabilization and related activities that may be undertaken by such Underwriter.

8.                  Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company contained herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the several Underwriters and the Company contained in Section 5(a)(viii), Section 5(a)(xviii), Section 5(a)(xix) and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the several Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

9.                  Termination of this Agreement.

(a)               The Representatives shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date or any Option Closing Date (as to the Option Securities to be purchased on such Option Closing Date only), if in the discretion of the Representatives, (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representatives, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities (ii) trading in the Company’s Common Stock shall have been suspended by the Commission or Nasdaq or trading in securities generally on the Nasdaq Stock Market, the NYSE or NYSE American shall have been suspended, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Stock Market, the NYSE or the NYSE American, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) a banking moratorium shall have been declared by federal or state authorities, (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any substantial change or development involving a prospective substantial change in the United States or international political, financial or economic conditions or any other calamity or crisis, or (vi) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, or (vii) in the judgment of the Representatives, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(a)(viii), Section 5(a)(xviii), Section 5(a)(xix) and Section 7 hereof shall at all times be effective and shall survive such termination.

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(b)               If the Representatives elects to terminate this Agreement as provided in this Section 9, the Company and the other Underwriters shall be notified promptly by the Representatives by telephone, confirmed by letter.

10.              Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Representatives of the Underwriters, shall be mailed, delivered or telecopied to the parties as follows:

if to the Representatives:

Spartan Capital Securities, llc

45 Broadway, 19th Floor

New York, NY 10002

Attention: Managing Director

and

REVERE SECURITIES LLC

650 Fifth Avenue, 35th Floor

New York, NY 10019

Attention: Managing Director

with copies to:

Lucosky Brookman LLP

101 Wood Avenue South

Woodbridge, NJ 08830

Telecopy number: 732-395-4401

Attention: Joseph Lucosky, Esq.

  Lawrence Metelitsa, Esq

if to the Company:

Nocera, Inc.

3F (Building B), No. 185, Sec 1, Datong R

Xizhi District, Taiwan CN 00000

Attention: Chief Executive Officer

with copies to:

Carmel, Milazzo & Feil LL

55 West 39th Street, 18th Floor

New York, NY 10018

Telecopy number: 646-838-1314

Attention: Ross Carmel, Esq.

  Philip Magri, Esq.

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or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11.              Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any Underwriters.

12.              Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) each Underwriter has been retained solely to act as underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and any Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that no Underwriter has any obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that each Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of such Underwriter and not on behalf of the Company.

13.              Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

14.              Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

15.              Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16.              Submission to Jurisdiction. The Company irrevocably (a) submits to the jurisdiction of the Supreme Court of the State of New York, Borough of Manhattan or the United States District Court for the Southern District of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package, any Prospectus and the Final Prospectus (each a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. EACH OF THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) AND EACH UNDERWRITER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, THE TIME OF SALE DISCLOSURE PACKAGE, ANY PROSPECTUS AND THE FINAL PROSPECTUS.

17.              Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or electronic mail) in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

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Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours, NOCERA, INC. By: /s/ Yin-Chieh Cheng Name: Yin-Chieh Cheng Title: Chief Executive Officer ________________________________

Confirmed as of the date first above-mentioned

by the Representatives.

SPARTAN CAPITAL SECURITIES, LLC

By: /s/ Jason Diamond

Name: Jason Diamond

Title: Head of Investment Banking

REVERE SECURITIES LLC

By: /s/ Dajiang Guo

Name: Dajiang Guo

Title: Senior Managing Director

[Signature page to Underwriting Agreement]

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SCHEDULE I

Name	Number of Firm Units to be Purchase	Number of Option Shares to be Purchased	Number of Option Warrants to be Purchased
SPARTAN CAPITAL SECURITIES, LLC	940,000	0	0
REVERE SECURITIES LLC	940,000	0	0
TOTAL:	1,880,000	0	0

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SCHEDULE II

Final Term Sheet

Number of Closing Units:	1,880,000
Number of Closing Shares:	1,880,000
Number of Closing Warrants:	1,880,000
Number of Option Shares:	0
Number of Option Warrants:	0
Public Offering Price per Closing Unit:	$3.50
Public Offering Price per Closing Share:	$3.25
Public Offering Price per Closing Warrant:	$0.25
Public Offering Price per Option Share:	$0
Public Offering Price per Option Warrant:	$0
Underwriting Discount per Closing Unit:	$0.28
Underwriting Discount per Option Share:	$0.26
Underwriting Discount per Option Warrant:	$0.02
Proceeds to Company per Closing Unit (before expenses):	$3.22
Proceeds to Company per Option Share (before expenses):	$0
Proceeds to Company per Option Warrant (before expenses):	$0

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Free Writing Prospectus

None.

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SCHEDULE IV

Written Testing-the-Waters Communications

None.

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SCHEDULE V

List of officers, directors and shareholders executing lock-up agreements

Yin-Chieh (Jeff) Cheng

Shun-Chich (Jimmy) Chuang

Hsien-Wen (Stan) Yu

Gerald H. Lindberg

David Yu-Lung Kou

Thomas A. Steele

Hui-Ying Zhuang

Erik S. Nelson

Marina S. Fiorino

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EXHIBIT A

Form of Lock-Up Agreement

Spartan Capital Securities, LLC

45 Broadway, 19th Floor

New York, NY 10006

Revere Securities LLC

650 Fifth Avenue, 35th Floor

New York, NY 10019

Ladies and Gentlemen:

The undersigned understands that you, as the Representatives (the “Representatives”) of the several underwriters named therein, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Nocera, Inc., a Nevada corporation (the “Company”), relating to a proposed offering of securities of the Company (the “Offering”) including shares of the Common Stock, par value $0.001 per share (the “Common Stock”), and warrants to purchase shares of Common Stock. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the foregoing, and in order to induce you to participate the Offering, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives (which consent may be withheld in its sole discretion), the undersigned will not, during the period (the “Lock-Up Period”) beginning on the date hereof and ending on the date 180 days after the date of the final prospectus relating to the Offering (the “Final Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission in respect of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (including without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock, or (4) publicly announce an intention to effect any transaction described in clause (1), (2) or (3) above.

Notwithstanding the foregoing, the restrictions set forth in clause (1) and (2) above shall not apply to (a) transfers (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (b) the acquisition or exercise of any warrant issued the by Company, including any exercise effected by the delivery of shares of Common Stock of the Company held by the undersigned, or (c) the purchase or sale of the Company’s securities pursuant to a plan, contract or instruction that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) that was in effect prior to the date hereof. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a sale or disposition of shares of Common Stock even if such securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

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The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal Representatives of the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar or depositary against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, (i) the Representatives agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof. The undersigned irrevocably (i) submits to the jurisdiction of the Supreme Court of the State of New York, Borough of Manhattan and the United States District Court for the Southern District of New York, for the purpose of any suit, action, or other proceeding arising out of this Lock-Up Agreement (each a “Proceeding”), (ii) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (iii) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (iv) agrees not to commence any Proceeding other than in such courts, and (v) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.

Very truly yours,

________________________________

Name:

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EXHIBIT B

Form of Press Release

Nocera, Inc.

[Date]

Nocera, Inc., a Nevada corporation (the “Company”), announced today that Spartan Capital Securities, LLC and Revere Securities LLC, the Representatives in the Company’s recent public sale of       shares of common stock and warrants are [waiving][releasing] a lock-up restriction with respect to      shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on     , 2022, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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EXHIBIT C

Company Counsel Opinion

August [__], 2022

Spartan Capital Securities, LLC

Revere Securities LLC

as Joint Representatives of the several Underwriters named on Schedule 1 hereto

45 Broadway

New York, NY 10006

Ladies and Gentlemen:

We have acted as counsel to Nocera, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of the Company’s Registration Statement on Form S-1 (File No. 333-264059), as amended, and the proposed offering (the “Offering”) for sale to Spartan Capital Securities, LLC and Revere Securities LLC, as joint representatives (the “Representatives”) of the underwriters (the “Underwriters”) named in Schedule 1 of the Underwriting Agreement (as defined below) which consists of 2,000,000 units, each consisting of one share of the Company’s common stock, $0.001 par value (“Common Stock” and the 2,000,000 share of Common Stock being sold in the Offering, the “Firm Shares”), and one warrant to purchase two shares of Common Stock, which units have been sold pursuant to that certain Underwriting Agreement, dated as of [____________] [__], 2022, by and among the Company and the Representatives (the “Underwriting Agreement”). This opinion is given to you pursuant to Section 6(f) of the Underwriting Agreement. Unless defined herein, capitalized terms have the meanings given to them in the Underwriting Agreement.

In our capacity as counsel to the Company, we have examined, among other things, originals, or copies identified to our satisfaction as being true copies of the following:

1.	the Registration Statement on Form S-1 (File No. 333-264059) filed with the Securities and Exchange Commission (the “Commission”) on April 1, 2022 under the Securities Act of 1933, as amended (the “Securities Act”) (including any documents incorporated by reference therein, the “Registration Statement,” and the related preliminary prospectus included in such Registration Statement, Amendment No. 1 to the Registration Statement filed with the Commission on May 19, 2022, and the final prospectus dated [__________] [__], 2022, as filed by the Company with the Commission on [__________] [__], 2022 pursuant to Rule 424(b)(4) under the Securities Act (the “Final Prospectus”);

2.	the Amended and Restated Articles of Incorporation of the Company as filed with the Secretary of State of Nevada on February 1, 2002, as amended, and in effect on the date hereof (the “Charter”);

3.	the Certificate of Designations, Preferences and Rights of the Series A Preferred Stock of the Company as filed with the Secretary of State of Nevada on July 19, 2021 (“Preferred Stock Designation”);

4.	the Amended and Restated Bylaws of the Company (the “Bylaws”);

5.	the resolutions of the Board of Directors of the Company, adopted on [__], 2022, authorizing/ratifying the execution and delivery of the Underwriting Agreement, the issuance and sale of the Firm Shares, and other actions with regard thereto, including the delegation of authority to the Chief Executive Officer and the Chief Financial Officer to agree upon the pricing of the Firm Shares;

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6.	the executed copy of the Underwriting Agreement;

7.	the Officer’s Certificate, dated as of August [__], 2022, delivered pursuant to Section 6(h) of the Underwriting Agreement;

8.	the Secretary’s Certificate, dated as of August [__], 2022, delivered pursuant to Section 6(l) of the Underwriting Agreement;

9.	the Chief Financial Officer’s Certificate, dated as of August [__], 2022, delivered pursuant to Section 6(m) of the Underwriting Agreement; and

10.	such other records, certificates, documents, and instruments, certified or otherwise identified to our satisfaction, as we have considered necessary or appropriate for the purposes of this opinion.

As to matters of fact, we are relying upon the representations and warranties of all parties contained in the Underwriting Agreement, the certificates of certain officers of the Company (the “Certificates”) and upon certificates and other communications of governmental officials, all without independent verification. In addition to the documents described above, we have examined originals or copies of other documents, corporate records, and other writings we consider relevant for purposes of this opinion. In the examination of all such documents, we have assumed that the signatures on documents and instruments examined by us are authentic, that each is complete and what it purports to be, that all documents and instruments submitted to us as copies or facsimiles conform with the originals, and that the documents and instruments submitted to us have not been amended or modified since the date submitted.

In our examination of documents, we further assumed without any independent investigation that: (i) each party to the Underwriting Agreement, other than the Company, at all times relevant thereto, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing under the laws of each jurisdiction where such qualification is required generally or necessary in order for such party to enforce its rights under such Underwriting Agreement, (ii) that each person or entity entering into such documents (other than the Company) had the power, legal competence and capacity, and authority to enter into and perform all of such party’s obligations thereunder, (iii) the due authorization, execution and delivery of such documents by each party thereto (other than the Company), (iv) the enforceability and binding nature of the obligations of the parties to such documents (other than the Company), (v) that there is no fact or circumstance relating to any party (other than the Company) that might prevent the Underwriters from enforcing any of the rights provided for in the Underwriting Agreement, (vi) the genuineness of all signatures, (vii) that all of the representations and warranties of all of the parties to the Underwriting Agreement as to matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) are true and correct in all respects, and (viii) that no action has been taken or event occurred which amends, revokes, terminates or renders invalid any of the documents, records, consents or resolutions which we have reviewed since the date of the Certificates.

As used in this opinion, the expression “to our knowledge” or “known to us” with reference to matters of fact refers to the actual knowledge of the attorneys within the firm who have given substantive attention to the Company’s affairs.

Based upon and subject to the foregoing and the qualifications and limitations set forth below, it is our opinion that:

(a)       The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Nevada, with requisite corporate power to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(b)       The Company has all requisite power and authority: (i) to execute, deliver and perform under the Transaction Documents, (ii) to issue, sell and deliver the Firm Shares, the Firm Warrants, the Underwriter Warrants and the shares of Common Stock underlying the Firm Warrants and the Underwriter Warrants, and (iii) to carry out and perform its obligations under, and to consummate the transactions contemplated by, the Transaction Documents.

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(c)        The Reverse Stock Split has been authorized by all necessary corporation action of the Company.  The Reverse Stock Split was duly effected by the Company on August [__], 2022 in accordance with the Nevada Revised Statutes. After giving effect to the transactions contemplated by the Underwriting Agreement, and immediately after the Closing, the authorized capital stock of the Company will consist of: an aggregate of 9,138,100 shares of Common Stock. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and are free of any preemptive or similar rights, and have been issued in compliance with applicable securities laws and regulations. The Firm Shares which are being issued on the date hereof pursuant to the Underwriting Agreement have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive or similar rights, and have been issued in compliance with applicable securities laws, rules and regulations and conform in all material respects to the information and to the description thereof contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(d)       The Company has full right, power and authority to issue the Firm Shares, to enter into the Underwriting Agreement and to perform its obligations thereunder; and all corporate action required to be taken for the authorization, execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby or by the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus has been duly and validly taken.

(e)        The Underwriting Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid execution of the Representative, constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Warrant Agreement has been duly and validly executed and delivered by the Company and, assuming the due and valid execution of the Warrant Agent, constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(f)       The issuance and sale of the Firm Shares, the Firm Warrants and the Underwriter Warrants pursuant to the Underwriting Agreement on the Closing Date are not subject to any preemptive rights under the Nevada Revised Statutes (the “NRS”), Charter, Bylaws, or pursuant to any Material Contract (as defined herein). No consent, approval, authorization or other order of, or registration or filing with, any federal, state or other governmental or regulatory authority or agency is required for the execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Firm Shares, the Firm Warrants, the Underwriter Warrants and the shares of Common Stock underlying the Firm Warrants, the Underwriter Warrants, and shares of Common Stock issuable by the Company upon exercise of the Underwriter Warrants, except for (i) the registration of the offer and sale of the Firm Shares, the Firm Warrants, the Underwriter Warrants, the shares of Common Stock underlying the Firm Warrants, and the shares of Common Stock underlying the Underwriter Warrants under the Securities Act, which has been effected, and (ii) such consents, approvals, authorizations, orders and registrations or filings as may be required (A) under applicable state securities laws, as to which we express no opinion, (B) from the Financial Industry Regulatory Authority, Inc. (“FINRA”), which have been obtained, and (C) from The Nasdaq Stock Market LLC in connection with the purchase and distribution of the Firm Shares and the Firm Warrants by the Underwriters, which has been obtained.

(g)       To our knowledge, there are no Material Contracts required to be described or referred to in the Registration Statement, the Final Prospectus or required to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed as exhibits thereto.

(h)       Except as set forth in the Registration Statement and the Final Prospectus, there are no persons with registration or other similar rights to have any equity securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement pursuant to any Material Contract.

(i)       The execution, delivery, and performance of the Transaction Documents and the consummation of the transactions contemplated therein (including the issuance, sale, and delivery of the Firm Shares, the Firm Warrants, the Underwriter Warrants and the shares of Common Stock underlying the Firm Warrants and the Underwriter Warrants) will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (i) the Charter or the Bylaws, (ii) the NRS, (iii) any federal statute, rule or regulation or any order (known to us) of any governmental agency or body or any court having jurisdiction over the Company or any of its properties, or (iv) any agreement filed as an exhibit by the Company to the Registration Statement (each, a “Material Contract”); provided, that we do not express any opinion as to compliance with the antifraud provisions of federal and state securities laws.

33

(j)       The description in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the headings “Description of Securities” of legal matters and agreements are accurate and fair summaries thereof and present the information required to be shown.

(k)       The Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus and each amendment or supplement thereto (except for the financial statements and schedules and other statistical financial or accounting data included therein or omitted therefrom, as to which we express no opinion) complies as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder and the documents incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus and any further amendment or supplement to any such document made by the Company (except for the financial statements and schedules and other statistical financial or accounting data included therein or omitted therefrom, as to which we express no opinion) when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(l)        The Company is not and, after giving effect to the application of the proceeds thereof as described in the Registration Statement and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(m)       The Registration Statement was declared effective by the Commission on [__________] [__], 2022. No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and to our knowledge, no proceeding for that purpose has been instituted by the Commission. The Prospectus was filed with the Commission pursuant to Rule 424(b)(4) under the Securities Act in the manner and within the time period required by such Rule 424(b)(4).

We confirm to you that we are not representing the Company in any pending litigation in which the Company is a named defendant that challenges the validity or enforceability of the Underwriting Agreement or seeks to enjoin the performance of the Underwriting Agreement.

In rendering the opinions set forth in paragraph (a) as to the good standing of the Company, we relied exclusively on certificates from the Nevada Secretary of State.

In rendering the opinions set forth in paragraph (i), we express no opinion with respect to the effect of any action or inaction by the Company under the Material Contracts which may result in a breach or default under any Material Contract (other than any actions by the Company in connection with the offering of the Firm Shares). In rendering the opinion set forth in paragraph (i) above relating to violations of any federal regulation, or the NRS, we have not conducted any special investigation of statutes or regulations, and our opinion is limited to such statutes or regulations that in our reasonable experience are typically applicable to a transaction of the nature contemplated by the Underwriting Agreement. We have made no further investigation.

In rendering the opinion set forth in paragraph (m) relating to the Registration Statement being effective and there being no stop order suspending the effectiveness of the Registration Statement, we have relied solely upon information received from the SEC website or confirmation from a representative of the SEC and the Notice of Effectiveness.

In addition to the foregoing, the opinions expressed above are subject to the following limitations, exceptions, qualifications, and assumptions:

We express no opinion as to the law of any jurisdiction other than the law of the State of New York, the federal law of the United States of America, and the NRS. We express no opinion as to the laws of any other jurisdiction or of any country (other than the United States of America), municipality, subdivision or local authority of any jurisdiction. Without limiting the generality of the foregoing, we do not express any opinion on any applicable laws, rules, or regulations relating to patents, copyrights, trademarks, other proprietary rights, and licenses as the same may apply to the Company.

The enforcement of the rights of parties to the Underwriting Agreement and any obligations of the Company, whether under the Underwriting Agreement or otherwise, may be limited by bankruptcy, insolvency, reorganization, moratorium, equitable subordination, preference, marshaling, or other equitable principles affecting creditors’ rights and remedies (including such as may deny giving effect to waivers of debtors’ rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of the Company, whether under the Underwriting Agreement or otherwise.

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We express no opinion as to the availability of any specific or equitable relief of any kind or as to the enforceability of any contractual choice of law clause or otherwise as to the choice of law or internal substantive rules of law that any court or other tribunal may apply.

We express no opinion as to the enforceability of the indemnification provisions under the Underwriting Agreement.

We express no opinion as to the enforceability of any provisions of the Underwriting Agreement relating to: (i) waivers of rights to (or methods of) service of process, or rights to trial by jury or other rights or benefits bestowed by operation of law, (ii) disclaimer, exculpation or exoneration clauses, indemnity or contribution clauses and clauses relating to releases or waivers of unmatured claims or rights, or (iii) submission to binding arbitration.

This opinion is rendered as of the date first written above solely for your benefit in connection with the Underwriting Agreement and may not be relied on by, nor may copies be delivered to, any other person, without our prior written consent in each instance. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to inform you of any facts, circumstances, events, or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinions expressed herein.

Very truly yours,

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EXHIBIT D

Form of Officer’s Certificate

OFFICER’S CERTIFICATE

NOCERA, INC.

The undersigned, Yin-Chieh Cheng, the duly elected and duly qualified Chief Executive Officer (Principal Executive Officer) of Nocera, Inc., a Nevada corporation (the “Company”), hereby certify the following on behalf of the Company, in connection with the transactions contemplated by that certain Underwriting Agreement dated as of [___________] [__], 2022 (the “Underwriting Agreement”), by and between the Company, Spartan Capital Securities, LLC and Revere Securities LLC, as joint representatives of the several underwriters, if any, named on Schedule 1 to the Underwriting Agreement:

1.

The undersigned officers have carefully examined the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus and, to their knowledge, the Registration Statement and each amendment thereto, as of the Applicable Time and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Time of Sale Disclosure Package, as of the Applicable Time and as of the Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

2.	Since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Time of Sale Disclosure Package, or the Prospectus.

3.	To their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in the Underwriting Agreement are true and correct in all material respects (except for those representations and warranties qualified as to materiality, which shall be true and correct in all respects and except for those representations and warranties which refer to facts existing at a specific date, which shall be true and correct as of such date) and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing.

4.	The undersigned officers have carefully examined the Underwriting Agreement and as of the Effective Date and the Closing Date, the representations and warranties of the Company in the Underwriting Agreement are true and correct and the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

5.	There has not been, subsequent to the date of the most recent audited financial statements included in the Time of Sale Disclosure Package, any Material Adverse Effect, or any change or development that, singularly or in the aggregate, would reasonably be expected to involve a Material Adverse Effect, except as set forth in the Prospectus.

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

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This certificate (this “Certificate”) is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the public offering of the Units, pursuant to the terms of the Underwriting Agreement and the other transactions described in the Underwriting Agreement and its transaction documents, and each of the Underwriters, Lucosky Brookman LLP, as counsel to the Underwriters, and Carmel, Milazzo & Feil LLP, as counsel to the Company, are entitled to rely on this Certificate for such purpose and (if applicable) in connection with the delivery by such counsel of their respective legal opinions and negative assurance statement.

This Certificate may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Certificate by electronic or facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Officers’ Certificate on behalf of the Company as of this [__] day of [ ] 2022.

By:___________________________

Name: Yin-Chieh Cheng

Title: Chief Executive Officer and President
(Principal Executive Officer)

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EXHIBIT E

Form of Secretary’s Certificate

SECRETARY’S CERTIFICATE

NOCERA, INC.

[                ], 2022

The undersigned, acting solely in his capacity as the duly elected, qualified, and acting Secretary of Nocera, Inc., a Nevada corporation (the “Company”), and not in his individual capacity, hereby gives this certificate (this “Certificate”) pursuant to Section (6)(l) of that certain Underwriting Agreement dated as of [___________] [__], 2022, by and between the Company, Spartan Capital Securities, LLC and Revere Securities LLC, as joint representatives of the several Underwriters, if any, named on Schedule 1 thereto (the “Underwriting Agreement”). Unless otherwise defined herein, the capitalized terms used herein shall have the meanings ascribed to them in the Underwriting Agreement.

The undersigned, Gerald Lindberg, Secretary of the Company, hereby certifies as of the date hereof as follows:

1.	Attached hereto as Exhibit A is a true, correct, and complete copy of the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”). The Articles of Incorporation is in full force and effect on the date hereof.

2.	Attached hereto as Exhibit B is a true, correct, and complete copy of the Company’s Amended and Restated Bylaws, in full force and effect on the date hereof (the “Bylaws”), and no amendments or modifications to the Bylaws have been authorized.

3.	Attached hereto as Exhibit C is a true, correct, and complete copies of resolutions duly adopted by the Company’s Board of Directors, or a committee thereof, in which the transactions contemplated by the Registration Statement, the Prospectus, and the Underwriting Agreement and its transaction documents were authorized and approved. Such resolutions are in full force and effect, have not been amended, modified, or rescinded and are the only resolutions related to the subject matter thereof.

4.	All persons who, as officers or directors of the Company or attorneys-in-fact of such officers or directors, signed, and delivered by facsimile, portable document file (.pdf), or otherwise: (i) the Registration Statement on Form S-1 (File No. 333-264059), as amended, that the Company filed with the Securities Exchange Commission (“SEC”) on April 1, 2022, under the Securities Act of 1933, as amended (the “Securities Act”), Amendment No. 1 to the Registration Statement filed with the SEC on May 19, 2022 (including any documents incorporated by reference therein, the “Registration Statement”), which was subsequently declared effective by the Commission on [___________] [__], 2022, and the final prospectus dated as of [___________] [__], 2022, as filed with the SEC by the Company on August [__], 2022 pursuant to Rule 424(b)(4) under the Securities Act, and (ii) any and all other documents or instruments executed and delivered to the Commission in connection with such Registration Statement were, at the respective times of such signing, delivery, or filing, duly elected or appointed, qualified, and acting as such director, officer, or duly appointed and acting as such attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures or true facsimiles or portable document files (.pdf) thereof.

5.	Each person who, as a director or officer of the Company, signed, and delivered by facsimile, portable document file (.pdf) or otherwise (i) the Underwriting Agreement, (ii) the transaction documents to the Underwriting Agreement, and (iii) any and all other documents or instruments executed and delivered to the Representatives in connection with the transactions contemplated by the Underwriting Agreement, was duly elected or appointed, qualified, and acting as such director or officer, and was duly authorized to execute and deliver such documents or other instruments at the respective times of such execution and delivery.

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6.	Attached hereto as Exhibit D is a good standing certificate for the Company as certified by the Secretary of State of the State of Nevada as of a recent date, and such certificate has not been amended since the date reflected thereon.

7.	Yin-Chieh Cheng, the Company’s Chief Executive Officer and President, has executed and delivered on behalf of the Company the Underwriting Agreement and the Underwriting Agreement’s transaction documents.

8.	Each of the persons named below is a duly elected or appointed and a duly qualified officer of the Company holding the respective offices set forth after his name below; the signature appearing opposite each name below is the true and genuine signature of that person and each of the persons named below is authorized to execute and deliver on behalf of the Company the Underwriting Agreement and any other document or certificate to be delivered pursuant thereto.

Name	Signature	Office
Yin-Chieh Cheng		Chief Executive Officer and President (Principal Executive Officer)

Shun-Chih Chuang		Chief Financial Officer (Principal Financial and Accounting Officer)

This Certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the public offering of the Company’s common stock, $0.001 par value per share, pursuant to the terms of the Underwriting Agreement and the other transactions described in the Underwriting Agreement and its transaction documents, and each of the Underwriters, Carmel, Milazzo & Feil LLP, as counsel to the Company, and Lucosky Brookman LLP, as counsel to the Underwriters, are entitled to rely on this Certificate for such purpose and (if applicable) in connection with the delivery by such counsel of their respective legal opinions and negative assurance statement.

This Certificate may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Certificate by electronic or facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

[Signature page follows]

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IN WITNESS WHEREOF, I have hereunder signed my name on this [__] day of [          ] 2022.

By:___________________________

Name: Gerald Lindberg

Title: Secretary

The undersigned as Chief Financial Officer of the Company hereby certifies that Gerald Lindberg is the duly elected, appointed, qualified, and acting Secretary of the Company, and that the signature appearing above is his genuine signature.

By:___________________________

Name: Shun-Chih Chuang

Title: Chief Financial Officer

(Principal Financial and Accounting Officer)

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EXHIBIT F

Form of Chief Financial Officer’s Certificate

 CHIEF FINANCIAL OFFICER’S CERTIFICATE

NOCERA, INC.

[__], 2022

I, Shun-Chih Chuang, do hereby certify that I am the Chief Financial Officer (Principal Financial and Accounting Officer) of Nocera, Inc., a Nevada corporation (the “Company”), and, in my capacity as such and not in any individual capacity, and based upon a diligent examination of the financial records of the Company, the scope and nature of such examination being designed to identify information relevant to the subjects addressed below, do hereby certify to the Representative (as defined below) that:

1.	I am providing this certificate in connection with the offering (the “Offering”) by the Company of an aggregate of 2,000,000 units (“Units”), and 300,000 Units subject to the Underwriters’ over-allotment option, with each Unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant to purchase two shares of Common Stock pursuant to Section 6(m) of that certain Underwriting Agreement dated as of [_____________] [__], 2022 (the “Underwriting Agreement”), by and between the Company, Spartan Capital Securities, LLC, and Revere Securities LLC as joint representatives of the several underwriters, if any, named on Schedule I thereto. The Offering is being made pursuant to the Registration Statement on Form S-1 (File No. 333-264059), as amended (the “Registration Statement”), that was originally filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, on April 1, 2022, and that was subsequently declared effective by the SEC on [_____________] [__], 2022, and the final prospectus filed with the Commission on August [__], 2022 pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended (the “Prospectus”). Unless otherwise defined herein, the capitalized terms used herein shall have the meanings ascribed to them in the Underwriting Agreement.

2.	As the Chief Financial Officer of the Company, I am: (i) responsible for the financial and accounting matters of the Company and its subsidiaries, including oversight of the financial and accounting functions and staff; (ii) knowledgeable about the internal accounting records and accounting practices, systems, policies, and procedures of the Company and its subsidiaries; and (iii) knowledgeable about and, together with the Company’s Chief Executive Officer, responsible for establishing and maintaining disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)).

3.	I have (i) read the Registration Statement and the Prospectus; and (ii) supervised the compilation of and reviewed the financial information set forth in the Registration Statement and the Prospectus (collectively, the “Financial Information”). Such Financial Information has been derived from the applicable accounting or financial records of the Company, which I believe, to the best of my knowledge, are accurate, complete, and reliable.

4.	There were no significant decreases in the Company’s cash and cash equivalents, total current liabilities and operating expenses during the Company’s (i) fiscal quarter ended March 31, 2022, as compared with amounts shown on the Company’s unaudited interim financial statements for the fiscal quarter ended March 31, 2021, and (ii) fiscal year ended December 31, 2021, as compared with amounts shown on the Company’s financial statements for the fiscal year ended December 31, 2020, except as disclosed in the Registration Statement or the Prospectus.

5.	I have prepared or reviewed the amounts and information identified in the pages of the Registration Statement and the Prospectus, attached as Exhibit A hereto (collectively, the “Financial and Numerical Information”). To the best of my knowledge, such Financial and Numerical Information, as of the date hereof, matches or is accurately derived from the applicable accounting or financial records of the Company or its subsidiaries.

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6.	I acknowledge and agree that: (a) the Underwriters are entitled to rely on this certificate in conducting and documenting their due diligence investigation of the Company in connection with the offering described in the Time of Sale Disclosure Package; and (b) Carmel, Milazzo & Feil LLP, counsel to the Company, and Lucosky Brookman LLP, counsel to the Underwriters, and, are entitled to rely on this certificate in connection with the opinion letters and disclosure letters those firms will deliver pursuant to the Underwriting Agreement. This certificate may not be relied upon for any other purpose or by any other party.

This certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the Offering of the Securities pursuant to the terms of the Underwriting Agreement and the other transactions described in the Transaction Documents, and each of the Underwriters, Lucosky Brookman LLP and Carmel, Milazzo & Feil LLP are entitled to rely on this Certificate for such purpose and (if applicable) in connection with the delivery by such counsel of their respective legal opinions and negative assurance statement.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Chief Financial Officer Certificate on behalf of the Company as of the date first written above.

NOCERA, INC.

By:___________________________

Name: Shun-Chih Chuang

Title: Chief Financial Officer

(Principal Financial and Accounting Officer)

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